UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2012

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 1333 - 8th Street SW Calgary, Alberta, Canada	T2R 1M6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, Oilsands Quest Inc. (“Oilsands Quest” or “the Company”) announced that each of Ronald Blakely, Chairman of the Board, Paul Ching, and Brian MacNeill intended to resign from the Board of Directors effective upon the approval of the application to the Alberta Court of Queen’s Bench (the “Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) to expand the role of Ernst & Young Inc. (the “Monitor”).  A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein.  A copy of the press release is also available on the Company’s website at www.oilsandsquest.com.

Item 8.01.  Other Events.

On June 28, 2012, the Company received approval from the Court for the expansion of the Monitor’s role and an extension to August 31, 2012, of the order from the Court providing creditor protection under the CCAA.  Additionally, as previously disclosed, Messrs. Blakely, Ching and MacNeill’s resignations became effective upon the Court’s approval of the order to expand the Monitor’s role.

On June 29, 2012, the Monitor exercised his expanded powers to terminate the Company’s officers and employees.

On June 29, 2012, the Company’s shares of common stock were delisted from the NYSE MKT. The press release attached hereto as exhibit 99.1 indicated that the Company expected the delisting to be effective on or about July 2, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012	Oilsands Quest Inc. (Registrant)

	By:	/s/ Garth Wong
		Name:	Garth Wong
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 26, 2012.